Exhibit 31.2

Certification pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Shawn G. Meredith, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of HSW International, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

Date: April 1, 2011

/s/ Shawn G. Meredith
Shawn G. Meredith
Chief Financial Officer

A signed original of this written statement required by Section 302, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 302, has been provided to HSW International and will be retained by HSW International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.